Exhibit 1.1

Execution Version

SPECTRA ENERGY PARTNERS, LP

$500,000,000 2.950% Senior Notes due 2018

$1,000,000,000 4.750% Senior Notes due 2024

$400,000,000 5.950% Senior Notes due 2043

UNDERWRITING AGREEMENT

September 16, 2013

September 16, 2013

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

as Managers of the several underwriters named in Schedule II hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

c/o RBC Capital Markets, LLC

200 Vesey Street

Three World Financial Center

New York, NY 10281

Ladies and Gentlemen:

Spectra Energy Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), $500,000,000 aggregate principal amount of its 2.950% Senior Notes due 2018 (the “2018 Notes”), $1,000,000,000 aggregate principal amount of its 4.750% Senior Notes due 2024 (the “2024 Notes”) and $400,000,000 aggregate principal amount of its 5.950% Senior Notes due 2043 (the “2043 Notes” and, together with the 2018 Notes and the 2024 Notes, the “Notes”). The Notes are to be issued under an indenture dated as of June 9, 2011 (the “Base Indenture”), between the Partnership and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, to be dated as of September 25, 2013 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). If the firm or firms listed in Schedule II hereto include only the Managers, then the term “Underwriters” as used herein shall be deemed to refer to such firms.

The Partnership, Spectra Energy Partners GP, LLC, a Delaware limited liability company (“GP LLC”), and Spectra Energy Partners (DE) GP, LP, a Delaware limited partnership (the “General Partner”), are hereinafter collectively referred to as the “Partnership Parties.” The Partnership Parties, East Tennessee Natural Gas, LLC, a Tennessee limited liability company (“East Tennessee”), Saltville Gas Storage Co. L.L.C., a Virginia limited liability company (“Saltville”), Gulfstream Natural Gas System, L.L.C., a Delaware limited liability company (“Gulfstream”), Spectra Energy Partners MHP Holding, LLC, a Delaware limited liability company (“SEP MHP”), Market Hub Partners Holding, a Delaware general partnership (“Market Hub”), Egan Hub Storage, LLC, a Delaware limited liability company (“Egan Hub”), Moss Bluff Hub, LLC, a Delaware limited liability company (“Moss Bluff”), Atlas Arkansas Pipeline LLC, an Oklahoma limited liability company (“Atlas”), Mid-Continent Arkansas Pipeline, LLC, an Arkansas limited liability company (“MCAP”), NOARK Pipeline System, Limited Partnership, an Arkansas limited partnership (“NOARK”), Ozark Gas Transmission, L.L.C., an Oklahoma limited liability company (“OGT”), Ozark Gas Gathering, L.L.C., an Oklahoma limited liability company (“OGG”), Big Sandy Pipeline, L.L.C. (“Big Sandy”), a Delaware limited liability company, Westcoast Energy (U.S.) LLC (“WEUS”), a Delaware limited liability company, Maritimes & Northeast Pipeline, LLC (“M&N U.S.”), a Delaware limited liability company, Express Holdings (USA), LLC, a Delaware limited liability company (“Express Holdings”), Spectra Energy Express (US) Restructure Co. ULC, a Nova Scotia unlimited liability company (“SE US Restructure Co”), Express Pipeline, LLC, a Delaware limited liability company (“Express Pipeline”), Platte Pipe Line Company, LLC, a Delaware limited liability company (“Platte Pipe Line”), Spectra Energy Partners Canada Holding, S.ar.l, a Luxembourg limited liability company (“SEP Canada Holding”), Spectra Energy Express (Canada) Holding, ULC, a Nova Scotia unlimited liability company (“SE Express (Canada)”), Spectra Energy Express Pipeline Canada Holding, S.ar.l, a Luxembourg limited liability company (“SE Express Pipeline Canada”), 3268126 Nova Scotia Company, a Nova Scotia unlimited liability company (“Nova Scotia Company”), Express Holdings (Canada) Limited Partnership, a Manitoba limited partnership (“Express Holdings (Canada)”), Express Pipeline Ltd., an amalgamated corporation organized under the laws of Canada (“Express Pipeline Ltd.”), Express Pipeline Limited Partnership, a limited partnership organized under the laws of Alberta (“Express Pipeline LP”), and all other Partnership subsidiaries are herein collectively referred to as the “Partnership Entities.” Spectra Energy Corp, a Delaware corporation (“SE”), and its subsidiaries, other than the Partnership Entities, are hereinafter referred to as the “Spectra Entities.”

1. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) Registration Statement / Prospectus. A registration statement on Form S-3 relating to the Notes (File No. 333-176245) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Managers. As used in this Agreement:

(i) “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(ii) “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

(v) “Pricing Disclosure Package” means, as of the Execution Time, the most recent Preliminary Prospectus, together with (A) each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Execution Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations, and (B) the Additional Pricing Disclosure Package Information identified in Schedule I;

(vi) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means the registration statement on Form S-3 (File No. 333-176245), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and including the information (if any) deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B and Rule 430C of the Rules and Regulations.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment to the Registration

Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or, to the Partnership Parties’ knowledge, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and on the Closing Date (as defined herein), and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date to the requirements of the Securities Act and the Rules and Regulations. The Incorporated Documents conformed and will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(d) No Material Misstatements or Omissions in the Final Prospectus. The Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(e) Incorporated Documents. The Incorporated Documents filed prior to the Execution Time, when filed with the Commission, did not, and any Incorporated Documents filed after the Execution Time, when filed with the Commission, will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Execution Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(g) No Material Misstatements or Omissions in each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Execution Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Managers by or on behalf of any Underwriter specifically for inclusion therein.

(h) Form of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Notes will not be required to be filed pursuant to the Rules and Regulations.

(i) Automatic Shelf Registration Statement. (A) At the time of initial filing of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Notes in reliance on the exemption provided by Rule 163 of the Rules and Regulations, the Partnership was a “well known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date. The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Rules and Regulations objecting to use of the automatic shelf registration statement form. The Partnership has paid or shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations. At the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) with respect to the offering of the Notes as contemplated hereby, the Partnership was not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(j) Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Pricing Disclosure Package. Each of the Partnership Entities is duly qualified to do business as a foreign general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties, taken as a whole, whether or not arising from transactions in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) Power and Authority to Act as General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package. GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Pricing Disclosure Package.

(l) Ownership of Partnership Entities. All of the equity interests of each of the Partnership Entities are owned as set forth on Exhibit A hereto; all of such equity interests are duly authorized and validly issued in accordance with the general partnership, limited partnership or limited liability company agreements or bylaws of each such Partnership Entity (the “Organizational Agreements”), and, except in the case of general partner interests and the equity interests of entities organized under the laws of jurisdictions outside of the United States, are fully paid (to the extent required by the applicable Organizational Agreements) and nonassessable (except as such nonassessability may be affected, as applicable, by (i) Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), (ii) Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”), (iv) Sections 306 and 620 of the Tennessee Revised Limited Liability Company Act, (v) Section 13.1-1035 of the Virginia Limited Liability Company Act, (vi) Sections 4-47-508 and 4-47-509 of the Arkansas Uniform Limited Partnership Act (vii) Sections 4-32-601 and 4-32-604 of the Arkansas Small Business Entity Tax Pass Through Act or (viii) Sections 2030 and 2040 of the Oklahoma Limited Liability Company Act; and, such equity interests are owned as set forth on Exhibit A free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability as described in the Pricing Disclosure Package).

(m) No Other Subsidiaries. Except as described in the Pricing Disclosure Package, none of the Partnership Entities own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(n) No Preemptive Rights, Options or Registration Rights. Except as identified in the Pricing Disclosure Package or as provided for in the Organizational Documents, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Pricing Disclosure Package, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership.

(o) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in this Agreement, the partnership agreement of the Partnership (the “Partnership Agreement”), the Registration Statement, and the Pricing Disclosure Package. All partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated by this Agreement and the Indenture shall have been validly taken.

(p) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(q) Authorization and Enforceability of the Base Indenture and the Supplemental Indenture. The execution and delivery of, and the performance by the Partnership of its obligations under, the Base Indenture have been duly and validly authorized by the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, the Base Indenture has been duly executed and delivered by the parties thereto and constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); the execution and delivery of, and the performance by the Partnership of its obligations under, the Supplemental Indenture have been duly and validly authorized by the Partnership and, assuming due authorization, execution and delivery thereof by the Trustee, when duly executed and delivered by the Partnership, will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(r) Valid Issuance of the Notes. The Notes have been duly authorized and, when delivered to and paid for by the Underwriters, will have been duly executed by the Partnership in accordance with the provisions of the Indenture. The Notes, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms and the terms of the Indenture, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture.

(s) Enforceability of Organizational Agreements and the Contribution Agreement. The Organizational Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; the Contribution Agreement, dated August 5, 2013, between SE and the Partnership (the “Contribution Agreement”), pursuant to which SE has agreed to contribute to the Partnership substantially all of its interests in its subsidiaries that own U.S. transmission, storage and liquids assets (the “Drop Down Entities”) and to assign to the Partnership its interests in certain related contracts, has been duly authorized, executed and delivered by the parties thereto, and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided that, the enforceability of the agreements described in this Section 1(s) may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(t) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or (ii) the execution, delivery and performance of this Agreement, the Contribution Agreement or the Indenture by the Partnership Parties that are parties thereto, or (iii) the consummation of a transaction contemplated by this Agreement, the Contribution Agreement or the Indenture (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Agreements or the certificate of formation or conversion, certificate or articles of incorporation or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement or the Contribution Agreement.

(u) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated by this Agreement, except for such permits, consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and blue sky laws of any jurisdiction. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with the execution, delivery and performance of the Contribution Agreement by the Partnership Parties that are parties thereto or the consummation of the transactions contemplated by the Contribution Agreement, except for the permits, consents, approvals and similar authorizations identified in the Contribution Agreement.

(v) No Defaults. None of the Partnership Entities is in (i) violation of its Organizational Documents, (ii) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (ii) or (iii) would reasonably be expected to have, if continued, a Material Adverse Effect or materially impair the ability of the Partnership Parties to consummate the transactions provided for in this Agreement.

(w) Conformity of the Indenture and the Notes to Description. The Indenture conforms, and the Notes, when issued and delivered in accordance with the terms of the Indenture and this Agreement against payment therefor as provided therein and herein, will conform, in all material respects to the description thereof contained in the Pricing Disclosure Package.

(x) No Labor Dispute. No labor problem or dispute with the Partnership Entities’ employees or with the Spectra Entities’ employees who are engaged in the business of the Partnership exists, or to the knowledge of the Partnership Parties are imminent or threatened, that would reasonably be expected to have a Material Adverse Effect.

(y) Financial Statements. At June 30, 2013, the Partnership would have had, on an as adjusted basis and on an as further adjusted basis as indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a total capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected historical and pro forma financial and operating information included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Pricing Disclosure Package (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which such information has been derived. The pro forma financial statements included or incorporated by reference in the most recent Preliminary Prospectus, the Pricing Disclosure Package and the Registration Statement have been prepared in all material respects in accordance with the applicable accounting requirements of Article 11 of Regulation S-X of the Commission, except to the extent disclosed therein; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Partnership, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in the compilation of such pro forma financial statements.

(z) Independent Public Accountants. Deloitte & Touche LLP, who has audited the audited financial statements of the Partnership included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package, is an independent registered public accounting firm with respect to the Partnership and the Drop Down Entities within the meaning of the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board. KPMG LLP, who has audited the audited financial statements of Express Holdings, 1108437 Alberta Ltd., Express Pipeline Ltd., Express Holdings (Canada) and Express Pipeline LP included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package and delivered its reports with respect to such audited financial statements included or incorporated by reference in the Registration Statement and the Pricing Disclosure Package, is an independent registered public accounting firm with respect to Express Holdings, 1108437 Alberta Ltd., Express Pipeline Ltd., Express Holdings (Canada) and Express Pipeline LP within the meaning of the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(aa) Litigation. Except as described in the Pricing Disclosure Package, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Parties, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Notes, or (C) in any manner draw into question the validity of this Agreement.

(bb) Title to Properties. The Partnership Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package as owned by the Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Pricing Disclosure Package or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Pricing Disclosure Package and are proposed to be used in the future as described in the Pricing Disclosure Package.

(cc) Rights-of-Way. The Partnership Entities have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package, except for (i) qualifications, reservations and encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package, the Partnership Entities have fulfilled and performed all their material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(dd) Transfer Taxes. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Notes.

(ee) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(ff) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the properties, operations, personnel and business of the Partnership Entities in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. None of the Partnership Entities has any reason to believe that they will not be able (i) to renew their existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Pricing Disclosure Package or arising under the $700 million credit agreement of the Partnership, as borrower (the “Credit Agreement”).

(hh) Possession of Licenses and Permits. The Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business, except where the failure to possess the same would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ii) Environmental Laws. Each of the Partnership Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law. In the ordinary course of business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(jj) ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

(kk) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(ll) Investment Company. None of the Partnership Entities is nor, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package, will any of the Partnership Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(mm) Books and Records. Each Partnership Entity maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(nn) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the period covered by the Partnership’s most recent annual report filed with the Commission; and (iii) are effective in achieving reasonable assurances that the Partnership’s desired control objectives as described in Item 9A of the Partnership’s Annual Report on Form 10-K for the period ended December 31, 2012 (the “2012 Annual Report”) have been met.

(oo) No Deficiency in Internal Controls. Based on the evaluation of its internal controls and procedures conducted in connection with the preparation and filing of the 2012 Annual Report, the Partnership is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that are likely to adversely affect the Partnership’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls over financial reporting.

(pp) No Changes in Internal Controls. Since the date of the most recent evaluation of the disclosure controls and procedures described in Section 1(nn) hereof, there have been no significant changes in the Partnership’s internal controls that materially affected or are reasonably likely to materially affect the Partnership’s internal controls over financial reporting.

(qq) XBRL Information. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(rr) Market Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.

(ss) Statistical Data. Any statistical and market-related data included in the Pricing Disclosure Package are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(tt) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of (i) the Closing Date or any settlement date and (ii) completion of the distribution of the Notes, will distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, any free writing prospectus to which the Managers have consented in accordance with this Agreement, and any other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(uu) No Material Adverse Change. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership and its subsidiaries, taken as a whole, from that set forth in the Pricing Disclosure Package.

(vv) Foreign Corrupt Practices. No Partnership Entity nor any director, officer, or employee of the Partnership Entities, nor, to the Partnership’s knowledge, any agent or representative of any Partnership Entity, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ww) Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(xx) Office of Foreign Assets Control. (i) No Partnership Entity nor any director, officer or employee of the Partnership Entities, nor, to the Partnership’s knowledge, any agent or representative of any Partnership Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) No Partnership Entity will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Managers or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by such entity, as to matters covered thereby, to each Underwriter.

2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions herein, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, agrees, severally and not jointly, to purchase from the Partnership (a) the principal amount of the 2018 Notes set forth opposite such Underwriter’s name on Schedule II hereto at a purchase price equal to 99.229% of the principal amount thereof, (b) the principal amount of the 2024 Notes set forth opposite such Underwriter’s name on Schedule II hereto at a purchase price equal to 99.115% of the principal amount thereof and (c) the principal amount of the 2043 Notes set forth opposite such Underwriter’s name on Schedule II hereto at a purchase price equal to 99.000% of the principal amount thereof, in each case plus accrued interest, if any, from the Closing Date.

3. Payment and Delivery. Payment for the Notes shall be made to the Partnership in Federal or other funds immediately available in New York City on the closing date and time set forth on Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.” Delivery of the Notes shall be made to the Managers for the respective accounts of the several Underwriters against payment by the several Underwriters through the Managers of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership to the Managers against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each series of the Notes.

The Notes shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriters duly paid, against payment of the purchase price therefor.

4. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Pricing Disclosure Package as of Execution Time that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package.

(b) Subsequent to the execution and delivery of this Agreement, if any debt securities of the Partnership Parties are rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred, and no notice shall have been given of any intended or potential downgrading in the rating accorded such debt securities (including the Notes) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any securities (including the Notes) of any of the Partnership Parties.

(c) The Partnership and the Trustee shall have executed and delivered the Indenture and the Partnership shall have executed and delivered the Notes.

(d) The Underwriters shall have received on the Closing Date a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Notes, and this Agreement and that:

(i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; and

(iv) in their opinion, (1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of the date of the Prospectus and as of the Closing Date, and (3) the Pricing Disclosure Package, as of the Execution Time, did not

and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(e) The Underwriters shall have received on the Closing Date an opinion of Bracewell & Giuliani L.L.P., outside counsel for the Partnership, dated the Closing Date, to the effect that:

(i) Formation and Qualification. Each of the Partnership, GP LLC, the General Partner, Gulfstream, SEP MHP, Market Hub, Egan Hub, Moss Bluff, Big Sandy, WEUS, M&N U.S., Express Holdings, Express Pipeline and Platte Pipe Line (the “Covered Partnership Entities”) is validly existing as a general partnership, limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware with all partnership or limited liability company, as the case may be, power and authority necessary to own or lease and to operate its properties currently owned or leased and to conduct its business as currently conducted, in each case as described in the Pricing Disclosure Package. Each of the Covered Partnership Entities is duly registered or qualified to transact business and is in good standing as a foreign limited partnership, foreign general partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth opposite its name on an annex to be attached to such counsel’s opinion.

(ii) Power and Authority to Act as General Partner. The General Partner has full partnership power and authority to act as general partner of the Partnership in all material respects as described in the Pricing Disclosure Package. GP LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Pricing Disclosure Package.

(iii) Ownership of GP LLC. Spectra Energy Southeast Pipeline Corporation, a Delaware corporation (“SEPL”), owns of record all of the issued and outstanding membership interests of GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of GP LLC (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and SEPL owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package and Liens created or arising under the Delaware LLC Act), (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(iv) Ownership of the Limited Partner Interest in the General Partner. SEPL owns of record a 99% limited partner interest in the General Partner; such limited partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the General Partner (the “GP Partnership Agreement”) and is fully paid (to the extent required by the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and SEPL owns such limited partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(v) Ownership of the General Partner Interest in the General Partner. GP LLC is the sole general partner of the General Partner and owns of record a 1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(vi) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership and owns of record a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(vii) Capitalization; Valid Issuance of Outstanding Limited Partner Interests in the Partnership. As of the Closing Date, the issued and outstanding partnership interests of the Partnership consisted of 115,871,489 common units (the “Common Units”), the Incentive Distribution Rights and 2,364,726 General Partner Units. All outstanding Common Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(viii) Ownership of Sponsor Units and Incentive Distribution Rights. SEPL owns of record 43,956,556 Common Units, Spectra Energy Transmission, LLC, a Delaware limited liability company (“SET”), owns of record 16,958,130 Common Units and the General Partner owns of record 8,862,130 Common Units, 2,364,726 General Partner Units and the Incentive Distribution Rights, in each case, free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or Liens created by or arising under the Delaware LP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEPL, SET or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(ix) Ownership of Express Holdings. The Partnership owns of record 40.0% of the issued and outstanding membership interests of Express Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Express Holdings (the “Express Holdings LLC Agreement”) and are fully paid (to the extent required by the Express Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Express Holdings LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(x) Ownership of Express Pipeline. Express Holdings owns of record 100.0% of the issued and outstanding membership interests of Express Pipeline; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Express Pipeline (the “Express Pipeline LLC Agreement”) and are fully paid (to the extent required by the Express Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Express Holdings owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Express Pipeline LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Express Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xi) Ownership of Platte Pipe Line. Express Holdings owns of record 100.0% of the issued and outstanding membership interests of Platte Pipe Line; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Platte Pipe Line (the “Platte Pipe Line LLC Agreement”) and are fully paid (to the extent required by the Platte Pipe Line LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Express Holdings owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Platte Pipe Line LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Express Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xii) Ownership of WEUS. The Partnership owns of record 100.0% of the issued and outstanding membership interests of WEUS; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of WEUS (the “WEUS LLC Agreement”) and are fully paid (to the extent required by the WEUS LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the WEUS LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xiii) Ownership of M&N U.S. WEUS owns of record 38.76% of the issued and outstanding membership interests of M&N U.S.; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of M&N U.S. (the “M&N U.S. LLC Agreement”) and are fully paid (to the extent required by the M&N U.S. LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WEUS owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the M&N U.S. LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming WEUS as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xiv) Ownership of Big Sandy. The Partnership owns of record 100.0% of the issued and outstanding membership interests of Big Sandy; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Big Sandy (the “Big Sandy LLC Agreement”) and are fully paid (to the extent required by the Big Sandy LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Big Sandy LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xv) Ownership of Gulfstream. The Partnership owns of record 49.0% of the issued and outstanding membership interests of Gulfstream; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Gulfstream (the “Gulfstream LLC Agreement”) and are fully paid (to the extent required by the Gulfstream LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Gulfstream LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xvi) Ownership of SEP MHP. The Partnership owns of record 100% of the issued and outstanding membership interests of SEP MHP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of SEP MHP (the “SEP MHP LLC Agreement”) and are fully paid (to the extent required by the SEP MHP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the SEP MHP LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xvii) Ownership of Market Hub. SEP MHP owns of record 50% of the issued and outstanding partnership interests of Market Hub; such partnership interests have been duly authorized and validly issued in accordance with the general partnership agreement of Market Hub (the “Market Hub Partnership Agreement”); and SEP MHP owns such partnership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the Market Hub Partnership Agreement and Liens created by or arising under the Delaware GP Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming SEP MHP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xviii) Ownership of Market Hub Subsidiaries. Market Hub owns of record 100% of the outstanding membership interests of Egan Hub and Moss Bluff (collectively, the “Market Hub Subsidiaries”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of the respective Market Hub Subsidiaries (the “Market Hub LLC Agreements”) and are fully paid (to the extent required by the respective Market Hub LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Market Hub owns such membership interests free and clear of all Liens (except restrictions on transferability as described in the Pricing Disclosure Package or the respective Market Hub LLC Agreement and Liens created by or arising under the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Market Hub as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(xix) No Preemptive Rights, Options or Registration Rights. Except as identified in the Pricing Disclosure Package, there are no (A) preemptive rights or other rights to subscribe for or to purchase (with the exception of those rights provided in Section 4.06 of the Gulfstream LLC Agreement), nor any restriction upon the voting or transfer of, any equity securities of the Covered Partnership Entities, East Tennessee, Saltville, Atlas, MCAP, NOARK, OGT and OGG (the “U.S. Partnership Entities”) (with the exception of those restrictions provided in Section 8.3 of that certain Note Purchase Agreement dated as of December 15, 2002 by and among East Tennessee and the other parties thereto, Section 3.03 of the Express Holdings LLC Agreement, Section 8.2 of the Express Pipeline LLC Agreement, Section 3.03 of the Market Hub Partnership Agreement and Section 7.1 of the Amended and Restated Agreement of Limited Partnership of NOARK Pipeline System, Limited Partnership dated January 12, 1998) or (B) outstanding options or warrants to purchase any securities of the U.S. Partnership Entities, in each case pursuant to their respective Organizational Agreements or any other agreement or instrument to which any U.S. Partnership Entity is a party listed as an exhibit to the Registration Statement or any Incorporated Document. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership other than as described in the Pricing Disclosure Package, as set forth in the Partnership Agreement or as have been waived.

(xx) Authority and Authorization. Each of the Partnership Parties has all requisite partnership or limited liability company, as the case may be, power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite partnership power and authority to execute, deliver and perform its obligations under the Base Indenture, the Supplemental Indenture and the Notes and to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement, the Indenture, the Partnership Agreement, the Registration Statement and the Pricing Disclosure Package. All partnership and limited liability company action, as the case may be, required to be taken by the Covered Partnership Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Notes and the consummation of the transactions provided for in this Agreement and the Indenture has been validly taken.

(xxi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(xxii) Authorization and Enforceability of the Base Indenture and the Supplemental Indenture. The Indenture has been duly qualified under the Trust Indenture Act. The execution and delivery of, and the performance by the Partnership of its obligations under, the Base Indenture have been duly and validly authorized by the Partnership, and the Base Indenture has been duly executed and delivered by the Partnership. Assuming the due authorization, execution and delivery thereof by the Trustee, the Base Indenture constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of, and the performance by the Partnership of its obligations under, the Supplemental Indenture have been duly and validly authorized by the Partnership, and the Supplemental Indenture has been duly executed and delivered by the Partnership. Assuming due authorization, execution and delivery thereof by the Trustee, the Supplemental Indenture constitutes a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxiii) Valid Issuance of Notes to be Purchased. The Notes have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and have been duly executed by the Partnership. The Notes, when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price for the Notes as provided in the Underwriting Agreement, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing, and will be entitled to the benefits of the Indenture.

(xxiv) Enforceability of Organizational Agreements and the Contribution Agreement. The Organizational Agreements of the Covered Partnership Entities and the Contribution Agreement have been duly authorized, executed and delivered by the Covered Partnership Entities that are parties thereto. The Organizational Agreements of the Covered Partnership Entities and the Contribution Agreement are valid and legally binding agreements of the Covered Partnership Entities that are parties thereto, enforceable against such parties in accordance with their terms; provided that, with respect to each agreement described in this paragraph, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xxv) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus, (B) the execution, delivery and performance of this Agreement, the Contribution Agreement or the Indenture or (C) the consummation of the transactions contemplated by this Agreement, the Contribution Agreement and the Indenture (i) conflicts with or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Covered Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any Incorporated Document that is governed by the laws of the States of Texas, Delaware or New York, (iii) violates or will violate the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act or the laws of the States of Texas or New York, or federal law, (iv) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware, Texas or New York, or the United States of America having jurisdiction over any of the U.S. Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (v) results or will result in the creation or imposition of any Lien upon any property or assets of any of the U.S. Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii), (iv) or (v), would have a Material Adverse Effect or materially impair the ability of any of the U.S. Partnership Entities to consummate the transactions provided for in this Agreement or the Contribution Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws or applicable law relating to fiduciary duties and the implied covenant of good faith and fair dealing.

(xxvi) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, Texas law, New York law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus or the execution, delivery and performance of this Agreement, the Indenture and the Contribution Agreement by the U.S. Partnership Parties, except for such permits, consents, approvals and similar authorizations (A) required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion and (B) identified in the Contribution Agreement and not required to be made or obtained on or before the Closing Date, as to which such counsel need not express any opinion.

(xxvii) Effectiveness of Registration Statement. The Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xxviii) Form of Registration Statement and Prospectus. The Registration Statement and the Prospectus, when filed with the Commission and on the Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

(xxix) Description of the Indenture and the Notes. The statements included or incorporated by reference in the Registration Statement under the caption “Description of Debt Securities” and in the most recent Preliminary Prospectus and the Pricing Disclosure Package under the captions “Description of Notes” and “Description of Debt Securities,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein.

(xxx) Descriptions and Summaries. The statements included or incorporated by reference in the Registration Statement and the most recent Preliminary Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Certain Relationships and Related Transactions and Director Independence,” “Conflicts of Interest and Fiduciary Duties,” “The Partnership Agreement” and “Certain United States Federal Income and Estate Tax Considerations,” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects. The description of the federal statutes, rules and regulations set forth in the 2012 Annual Report under “Business—Regulations” and “Business—Environmental Matters” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xxxi) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Pricing Disclosure Package will any of the Partnership Entities be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act, the Delaware GP Act, and the laws of the State of Texas and New York, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign general partnership, limited partnership or limited liability company, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than fourteen days prior to the Closing Date and shall be provided to counsel to the Underwriters) and (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and on the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules included or incorporated by reference in the Registration Statement, including the notes thereto and independent registered public accountants’ reports thereon, the Pricing Disclosure Package or the Prospectus, (ii) any other financial information included, incorporated by reference or omitted in the Registration Statement, the Pricing Disclosure Package or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any Incorporated Documents.

(f) The Underwriters shall have received on the Closing Date an opinion of Reggie Hedgebeth, general counsel for SE, dated the Closing Date, to the effect that:

(i) Formation and Qualification. Each of East Tennessee, Saltville, Atlas, MCAP, OGG and OGT is validly existing as a limited liability company and is in good standing under the laws of the state of its formation. NOARK is validly existing as a limited partnership and is in good standing under the laws of the State of Arkansas. Each of SE US Restructure Co, SE Express (Canada) and Nova Scotia Company is validly existing as an unlimited liability company and is in good standing under the laws of Nova Scotia. Each of SEP Canada Holding and SE Express Pipeline Canada is validly existing as a limited liability company and is in good standing under the laws of Luxembourg. Express Holdings (Canada) is validly existing as a limited partnership and is in good standing under the laws of Manitoba. Express Pipeline Ltd. is validly existing as an amalgamated corporation and is in good standing under the laws of Canada. Express Pipeline LP is validly existing as a limited partnership and is in good standing under the laws of Alberta. (Such counsel may base this opinion solely on certificates of the Secretary of State of Tennessee, Virginia, Arkansas and Oklahoma, certificates from officials of the territories of Nova Scotia, Manitoba and Alberta or certificates from officials of Luxembourg, as applicable).

(ii) No Conflicts. None of (A) the offering, issuance or sale by the Partnership of the Notes and the application of the net proceeds therefrom as set forth in the description under “Use of Proceeds” in the Final Prospectus, (B) the execution, delivery and performance of this Agreement or the Indenture by the Partnership Parties that are parties thereto or (C) the consummation of the transactions contemplated by this Agreement and the Indenture (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Spectra Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any agreement that is filed as a material agreement in the most recent annual report on Form 10-K filed by SE, or (iii) violates or will violate any order, judgment, decree or injunction of any court or governmental agency or other authority of or with any court, governmental agency or body of the States of Delaware or Texas or the United States of America having jurisdiction over any of the Spectra Entities or any of their properties or assets in a proceeding to which any of them or their property is a party, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii) or (iii), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(iii) Legal Proceedings; Material Agreements. To the knowledge of such counsel, there are no (A) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described as required or, if determined adversely to any Partnership Entity, would individually or in the aggregate have a Material Adverse Effect on the Partnership Entities; and (B) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement or any Incorporated Document that are not described or filed as required by the Securities Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to matters governed by federal law and the Delaware LP Act, the Delaware LLC Act and the Delaware General Corporate Law and the laws of the State of Texas, and (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Partnership Parties may be subject.

(g) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Managers, with respect to the issuance and sale of the Notes, the Registration Statement, the Pricing Disclosure Package and the Prospectus (together with any supplement thereto) and other related matters as the Managers may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KMPG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

5. Covenants of the Partnership Parties. Each of the Partnership Parties, jointly and severally, covenants with each Underwriter as follows:

(a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 5(e) or 5(f) below, as many copies of the most recent Preliminary Prospectus, the Prospectus, any Incorporated Documents and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, any Preliminary Prospectus or the Prospectus, or filing a new, replacement registration statement, to furnish to you a copy of each such proposed amendment, supplement or registration statement and not to file any such proposed amendment, supplement or registration statement to which you reasonably object.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Pricing Disclosure Package is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law.

(f) If, at any time prior to completion of the distribution of the Notes, the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) of the Rules and Regulations or otherwise ceases to be eligible to use the automatic shelf registration statement form, to promptly notify the Underwriters thereof.

(g) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus or to file a new, replacement registration statement to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, or the registration statement will comply with applicable law.

(h) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

(i) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations.

(j) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the purchase and sale of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Notes (within the time required by Rule 456(b)(1) of the Rules and Regulations, if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the purchase and sale of the Notes to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 5(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the Financial Industry Regulatory Authority, (v) the cost of printing certificates representing the Notes, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section 5, Section 7 entitled “Indemnity and Contribution” and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(k) During the period from the date hereof through and including Closing Date, the Partnership will not, without the prior written consent of the Managers, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Partnership Parties.

6. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership’s being required to file with the Commission under Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter

7. Indemnity and Contribution. (a) Each of the Partnership Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 of the Rules and Regulations and each agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as defined in Rule 433(h) of the Rules and Regulations, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) of the Rules and Regulations, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership Parties and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Managers, in the case of parties indemnified pursuant to Section 7(a), and by the Partnership, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes set forth in the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Notes they have purchased hereunder, and not joint.

(e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate or agent of any Underwriter or by or on behalf of the Partnership Parties, each of their officers or directors or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Notes.

8. Termination. The Underwriters may terminate this Agreement by notice given by you to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase and pay for any of the Notes that it has or they have agreed to purchase hereunder on such date, the other Underwriters shall be obligated severally, in the proportions that the principal amount of the Notes set forth opposite their respective names in Schedule II bears to the aggregate principal amount of the Notes set forth opposite the names of all such non defaulting Underwriters, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one ninth of such principal amount of Notes without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the principal amount of Notes with respect to which such default occurs is more than one tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected.

If this Agreement shall be terminated by the Underwriters (other than as a result of the events described in Section 8(i), Section 8(iii), Section 8(iv), Section 8(v) or Section 9), or any of them, because of any failure or refusal on the part of the Partnership to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership shall be unable to perform its obligations under this Agreement, the Partnership will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, the conduct of the offering, and the purchase and sale of the Notes.

11. No Fiduciary Duty. The Partnership acknowledges that in connection with the offering of the Notes: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (b) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (c) the Underwriters may have interests that differ from those of the Partnership and (d) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Notes.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division, Facsimile: (212) 761 0260, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention; Investment Grade Syndicate Desk – 3rd floor, Facsimile: (212) 834-6081, Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York, 10020, Attention: High Grade Transaction Management/Legal, Facsimile: (646) 855-5958 and RBC Capital Markets, LLC, Attn: Transaction Management, 3 World Financial Center, 200 Vesey Street, New York, New York 10281 (Fax: 212-658-6137); or, if sent to any of the Partnership Entities, will be mailed, delivered or telefaxed Partnership Entities, will be mailed, delivered or telefaxed to Spectra Energy Partners, 5400 Westheimer Court, Houston, Texas 77056, Attention: Christopher K. Agbe-Davies, Facsimile: (713) 989-3190.

Very truly yours,

Spectra Energy Partners, LP

By:	Spectra Energy Partners (DE) GP, LP
its general partner

By:	Spectra Energy Partners GP, LLC
its general partner

By:	/s/ Guy G. Buckley
Name:	Guy G. Buckley
Title:	Vice President and Treasurer

Spectra Energy Partners GP, LLC

By:	/s/ Guy G. Buckley
Name:	Guy G. Buckley
Title:	Vice President and Treasurer

Spectra Energy Partners (DE) GP, LP

By:	Spectra Energy Partners GP, LLC
its general partner

By:	/s/ Guy G. Buckley
Name:	Guy G. Buckley
Title:	Vice President and Treasurer

Signature Page to Underwriting Agreement

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

Acting severally on behalf of themselves and the
several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By:	J.P. Morgan Securities LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Keith Harman
Name: Keith Harman
Title: Managing Director

By:	RBC Capital Markets, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

Signature Page to Underwriting Agreement

SCHEDULE I

Filed Pursuant to Rule 433

Registration No. 333-176245

September 16, 2013

Spectra Energy Partners, LP

Pricing Term Sheet

$500,000,000 2.950% Notes due 2018

$1,000,000,000 4.750% Notes due 2024

$400,000,000 5.950% Notes due 2043

Issuer:	Spectra Energy Partners, LP
Security Type:	Senior Unsecured Notes
Pricing Date:	September 16, 2013
Settlement Date: (T+7)	September 25, 2013
	2.950% Notes due 2018	4.750% Notes due 2024	5.950% Notes due 2043
Maturity Date:	September 25, 2018	March 15, 2024	September 25, 2043
Principal Amount:	$500,000,000	$1,000,000,000	$400,000,000
Benchmark:	1.500% due August 31, 2018	2.500% due August 15, 2023	2.875% due May 15, 2043
Benchmark Price / Yield:	99-11 1⁄4 / 1.637%	96-24 / 2.879%	81-30 / 3.909%
Spread to Benchmark:	+ 135 bps	+ 190 bps	+ 205 bps
Yield to Maturity:	2.987%	4.779%	5.959%
Coupon:	2.950%	4.750%	5.950%
Public Offering Price:	99.829%	99.765%	99.875%
Interest Payment Dates:	March 25 and September 25, commencing March 25, 2014	March 15 and September 15, commencing March 15, 2014	March 25 and September 25, commencing March 25, 2014
Make-whole Premium:	+ 20 bps	+ 30 bps	+ 30 bps
CUSIP / ISIN:	84756N AC3 / US84756NAC39	84756N AD1 / US84756NAD12	84756N AE9 / US84756NAE94
Denominations:	$2,000 x $1,000

I-1

Joint Book-running Managers:

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

RBC Capital Markets, LLC

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

SMBC Nikko Securities America, Inc.

SunTrust Robinson Humphrey, Inc.

UBS Securities LLC

Wells Fargo Securities, LLC

Co-Managers:	BMO Capital Markets Corp. CIBC World Markets Corp. Goldman, Sachs & Co. KeyBanc Capital Markets Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC The Williams Capital Group, L.P.

The issuer has filed a registration statement (including a preliminary prospectus supplement and a prospectus) and a prospectus supplement with the U.S. Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement for this offering, the issuer’s prospectus in that registration statement and any other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online data base (EDGAR) on the SEC web site at http://www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, J.P. Morgan Securities LLC at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322 and RBC Capital Markets, LLC at 1-866-375-6829.

I-2

SCHEDULE II

Underwriter	Principal Amount of 2018 Notes to be Purchased	Principal Amount of 2024 Notes to be Purchased	Principal Amount of 2043 Notes to be Purchased
Morgan Stanley & Co. LLC	$50,000,000	$100,000,000	$40,000,000
J.P. Morgan Securities LLC	50,000,000	100,000,000	40,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50,000,000	100,000,000	40,000,000
RBC Capital Markets, LLC	50,000,000	100,000,000	40,000,000
Barclays Capital Inc.	26,500,000	53,000,000	21,200,000
Citigroup Global Markets Inc.	26,500,000	53,000,000	21,200,000
Credit Suisse Securities (USA) LLC	26,500,000	53,000,000	21,200,000
Deutsche Bank Securities Inc.	26,500,000	53,000,000	21,200,000
Mitsubishi UFJ Securities (USA), Inc.	26,500,000	53,000,000	21,200,000
RBS Securities Inc.	26,500,000	53,000,000	21,200,000
SMBC Nikko Securities America, Inc.	26,500,000	53,000,000	21,200,000
SunTrust Robinson Humphrey, Inc.	26,500,000	53,000,000	21,200,000
UBS Securities LLC	26,500,000	53,000,000	21,200,000
Wells Fargo Securities, LLC	26,500,000	53,000,000	21,200,000
BMO Capital Markets Corp.	5,000,000	10,000,000	4,000,000
CIBC World Markets Corp.	5,000,000	10,000,000	4,000,000
Goldman, Sachs & Co.	5,000,000	10,000,000	4,000,000
KeyBanc Capital Markets Inc.	5,000,000	10,000,000	4,000,000
Scotia Capital (USA) Inc.	5,000,000	10,000,000	4,000,000
TD Securities (USA) LLC	5,000,000	10,000,000	4,000,000
The Williams Capital Group, L.P.	5,000,000	10,000,000	4,000,000
Total	$500,000,000	$1,000,000,000	$400,000,000

II-1

EXHIBIT A

OWNERSHIP OF PARTNERSHIP ENTITIES

Partnership Entity:	Equity Owned By
Partnership

•     2% general partner interest owned by the General Partner represented by 2,364,726 General Partner Units

•     All Incentive Distribution Rights owned by the General Partner

•     14.34% limited partner interest owned by SET, represented by 16,958,130 Common Units

•     37.18% limited partner interest owned by SEPL represented by 43,956,556 Common Units

•     7.50% limited partner interest owned by the General Partner represented by 8,862,130 Common Units

•     38.98% limited partner interest owned by public unitholders, represented by 46,094,673 Common Units.

GP LLC	• 100% of membership interests owned by SEPL
General Partner	• 1% general partner interest owned by GP LLC • 99% limited partner interest owned by SEPL
East Tennessee	• 100% of membership interests owned by the Partnership
Saltville	• 100% of membership interests owned by the Partnership
Gulfstream	• 49.0% of membership interests owned by the Partnership • 1.0% of membership interests owned by SEPL
SEP MHP	• 100% of membership interests owned by the Partnership
Market Hub

•     50% of partnership interests owned by SEP MHP

•     48% of partnership interests owned by Spectra Energy MHP Holding, LLC

•     2% of partnership interests owned by Spectra Energy Southeast MHP Holding, LLC.

Egan Hub and Moss Bluff	• 100% of membership interests owned by Market Hub
Atlas	• 100% of membership interests owned by the Partnership
MCAP	• 100% of membership interests owned by the Partnership
NOARK	• 25% general partner interest owned by MCAP • 74% general partner interest owned by Atlas • 1% limited partner interest owned by Atlas
OGG and OGT	• 100% of membership interests owned by NOARK

A-1

Big Sandy	• 100% of membership interests owned by the Partnership
WEUS	• 100% of membership interests owned by the Partnership
M&N U.S.	• 38.76% of membership interests owned by WEUS • 38.77% of membership interests owned by M&N Management Company
Express Holdings	• 40.0% of membership interests owned by the Partnership • 60.0% of membership interests owned by Spectra Energy Express Holding II, LLC
SE US Restructure Co, Express Pipeline and Platte Pipe Line	• 100% of membership interests owned by Express Holdings
SEP Canada Holding	• 100% of membership interests owned by the Partnership
SE Express (Canada)	• 100% of membership interests owned by SE Express Pipeline Canada
SE Express Pipeline Canada	• 100% of membership interests owned by SEP Canada Holding
Nova Scotia Company	• 100% of membership interests owned by SE Express (Canada)
Express Holdings (Canada)	• 100% limited partner interest owned by SE Express (Canada) • General partner interest owned by Nova Scotia Company
Express Pipeline Ltd.	• 100% interest owned by Nova Scotia Company
Express Pipeline LP	• 99.9% limited partner interest owned by Express Holdings (Canada) • 0.1% general partner interest owned by Express Pipeline Ltd.

A-2